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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT



    We consent to the incorporation by reference in Registration Statement No. 33-62625 of Esterline Technologies Corporation on Amendment No. 2 to Form S-3 of our report dated December 11, 1995, included in the Annual Report on Form 10-K of Esterline Technologies Corporation for the year ended October 31, 1995, and to the use of our report dated December 11, 1995 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
Seattle, Washington
December 22, 1995